The Ensign Group Reports Fourth Quarter and Fiscal Year 2019 Results

Conference Call and Webcast scheduled for tomorrow, February 6, 2020 at 10:00 am PT
SAN JUAN CAPISTRANO, California - February 5, 2020 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide skilled nursing, senior living services, rehabilitative care services and other healthcare services, announced its operating results for the fourth quarter and full year 2019, reporting record GAAP diluted earnings per share of $0.49 and $1.97 for the quarter and year ended December 31, 2019, respectively. Ensign also reported a record adjusted earnings per share of $0.60 for the quarter and $2.24 for the year(2).
Highlights Include:

▪
GAAP diluted earnings per share for the quarter was $0.49, representing a 48.5%(1) increase over the prior year quarter; and spin-adjusted diluted earnings per share for the fourth quarter was $0.60(2), an increase of 39.5%(3) from prior year quarter and an increase of 33.3%(3) sequentially over the third quarter.

▪	GAAP diluted earnings per share for the year was $1.97 and adjusted diluted earnings per share for the year was $2.24(2), an increase of 29.5%(4) over the prior year.

▪	Consolidated GAAP revenues for the year were $2.29 billion and consolidated adjusted revenues for the year were $2.28 billion(2), an increase of 19.9%(4) over the prior year.

▪
Total skilled services revenue was $1.9 billion for the year, an increase of 15.2% over the prior year, and was $530.2 million for the quarter, an increase of 20.0% over the prior year quarter and 9.1% sequentially over the third quarter(5).

▪	Same store occupancy was 80.3%, an increase of 216 basis points over the prior year; and same store skilled managed care and Medicare revenue was up 8.4% and 4.9%, respectively.

▪	Transitioning occupancy was 78.1%, an increase of 279 basis points over the prior year; and transitioning skilled managed care revenue was up 15.7%.

▪	Same store skilled days increased by 3.0% and transitioning skilled days increased by 4.9%, both for the year.

▪	Same store skilled days increased by 8.8% and total same store skilled days increased by 3.1% basis points, both sequentially over the third quarter;

▪	GAAP net income was $91.7 million(1), an increase of 54.1%(1) over the prior year, and spin-adjusted net income for the year was $109.0 million(3), an increase of 40.5%(3) over the prior year.

(1) Represents GAAP continued operations which excluding operating results for the recently spun-out The Pennant Group, Inc. ("Spin-Off") in accordance with the discontinued operation guidance in GAAP
(2) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(3) Unaudited pro forma Non-GAAP results include adjustments of rental income, savings of general and administrative expense and interest as if the Spin-Off has occurred at the beginning of the period reported.
(4) Unaudited pro forma Non-GAAP results include results of continuing operations for four quarters and three quarters of discontinuing operations to be comparable to 2019 Non-GAAP results.
(5) Our Transitional and Skilled Services Segment is defined and outlined in Note 7 on Form 10-K.

Operating Results

“We are thrilled to report a record quarter as we achieved our highest adjusted earnings per share in our history,” said Ensign’s Chief Executive Officer Barry Port. He credited the local operational and clinical leadership teams and all of their field-based and Service Center partners for achieving these impressive clinical and financial results even in the midst of completing a transformative spin-off transaction and implementing a brand new reimbursement system. “We are proud that our amazing operators were able to achieve these record results in the midst of potential distractions. We also want to remind you that we can see tremendous organic growth potential in our 73 transitioning and newly acquired operations and in same store operations. We are very excited about our continued operational momentum and expect it to continue into 2020,” he added.
Port noted that much of the improvement came from strong quarter over quarter improvements in occupancy and both skilled mix days and revenue across same store, transitioning and newly acquired operations. He added, “We are excited about the positive trends we continue to see in occupancy, as this is the fourth quarter in a row where we have experienced an increase of over 150 basis points in occupancy in both same store and transitioning operations, quarter over quarter.”
Mr. Port also commented on the organization’s experience in its first quarter of operations under CMS’s Patient Driven Payment Model (“PDPM”). Complimenting CMS on the new system, he said, “We believe PDPM is an excellent long-term, patient-centered program that rewards operators that achieve high quality outcomes.” Port noted “After adjusting for the recent market basket increase, we experienced a range of rate growth from approximately 3% for our transitioning operations to approximately 6% for our same store operations, which generally serve a higher acuity patient as they mature into clinically complex operations. Our locally-driven model of improving our clinical capabilities has always been focused on increasing our acuity, which has resulted in consistent improvement in earnings, independent of the current rate environment. While we experienced a modest rate improvement in our first quarter under the new system, the lion’s share of our performance during the quarter is totally unrelated to the PDPM impact.”
Ensign also announced a 12.4% increase from its initial 2020 annual earnings guidance. “Given the strength of the quarter and our expectations for continued improvement over the next few quarters, we are raising our 2020 annual earnings guidance to $2.50 to $2.58 per diluted share and annual revenue guidance to $2.42 billion to $2.45 billion. “We are very optimistic that with the continued upside that is inherent in our portfolio and the attractive acquisitions on the horizon, that we will be able to continue to meet or exceed our historic growth rates. To underline this confidence, the midpoint of our 2020 guidance represents an increase of 30.3% over our 2019 spin adjusted results, which was $1.95(3) per diluted share when adjusting for the full-year impact of the Pennant spin-off. In addition, this guidance represents an increase of 13.4% over our adjusted diluted 2019 results of $2.24(2), which includes Pennant results for the first nine months of 2019,” Port said.
“We are very excited about our performance this year and are confident that as our local leaders continue to stay true to our operating model, our operational strength will continue into 2020 and beyond,” he added. “In the fourth quarter, we more than replaced Pennant’s historical earnings, much sooner than anticipated, and we expect that trend to accelerate into 2020. We have not even come close to reaching our full potential, and to do so it will take a relentless commitment to our culture and the repetitious adherence to sound fundamentals,” Port said.
Chief Financial Officer, Suzanne Snapper reported that the company’s liquidity remains strong with approximately $135 million of availability on its new $350 million credit facility, which also has a built-in expansion option, and 72 unlevered real estate assets that add additional liquidity. Snapper also indicated that the company maintained a lease-adjusted net-debt-to-adjusted EBITDAR ratio of 3.95x at quarter end a decrease from 4.14x(1) (when adjusting for the Spin-off), even after heavy acquisitions during the fourth quarter, which tend to temporarily raise the ratio while EBITDAR from new acquisitions catches up.
A discussion of the company's use of non-GAAP and proforma financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR, adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share, and proforma metrics appear in the financial data portion of this release. More complete information is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.
Quarter Growth
During the quarter, the Company paid a quarterly cash dividend of $0.05 per share of Ensign common stock. “We are pleased to announce our seventeenth consecutive annual dividend increase, which reflects our strong market position and continued commitment to return value to our shareholders,” said Chad Keetch, Ensign’s Chief Investment Officer.
Also during the quarter and since, Ensign’s affiliates acquired the following skilled nursing and healthcare campus operations:

▪	St. Joseph’s Villa Independent Living, a 58-unit independent living operation in Salt Lake City, Utah

▪	Treasure Hills Healthcare and Rehabilitation Center, a skilled nursing facility with 110 skilled nursing beds, located in Harlingen, Texas;

▪	Keller Oaks Healthcare Center, a skilled nursing facility with 146 skilled nursing beds, located in Keller, Texas;

▪	Kirkwood Manor, a skilled nursing facility with 162 skilled nursing beds, located in New Braunfels, Texas;

▪	Hunters Pond Rehabilitation and Healthcare, a skilled nursing facility with 128 skilled nursing beds, located in San Antonio, Texas;

▪	Pecan Valley Rehabilitation and Healthcare, a skilled nursing facility with 124 skilled nursing beds, located in San Antonio, Texas;

▪	Westover Hills Rehabilitation and Healthcare, a skilled nursing facility with 124 skilled nursing beds, located in San Antonio, Texas;

▪	Crestwood Health and Rehabilitation Center, a skilled nursing facility with 112 skilled nursing beds and an assisted living center with 36 assisted living units, located in Willis Point, Texas;

▪	Beacon Harbor Healthcare and Rehabilitation, a skilled nursing facility with 190 skilled nursing beds, located in Rockwall, Texas;

▪	Rowlett Health and Rehabilitation Center, a skilled nursing facility with 150 skilled nursing beds, located in Rowlett, Texas;

▪	Pleasant Manor Healthcare and Rehabilitation, a skilled nursing facility with 126 skilled nursing beds, located in Waxahachie, Texas;

▪	Mission Palms Post Acute, a skilled nursing facility with 160 skilled nursing beds located in Mesa, Arizona; and

▪	The Healthcare Center at Patriot Heights, a healthcare campus with 59 skilled nursing beds and 158 independent living units located in San Antonio, Texas.
“As we saw last quarter, the pipeline for our typical turnaround opportunities and well-priced strategic deals remains strong. We are still being very selective and are keeping plenty of dry powder on hand for what we believe will continue to be an attractive buyer’s market,” said Keetch. “We look forward to growing within our existing geographical footprint and will do so as we see significant advantages to adding strength in markets we know well, including some of our newer emerging markets as they continue to mature and prepare for growth. We remain confident that there are and will be many, many opportunities to be had at the right prices,” he added.
These additions bring Ensign's growing portfolio to 225 skilled nursing operations, 23 of which also include senior living operations across fourteen states.  Ensign now owns 92 real estate assets, 62 of which it operates.  Keetch reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, senior living and other healthcare related businesses in new and existing markets.
Increased 2020 Guidance
Management raised guidance for 2020, with annual earnings per share guidance to $2.50 to 2.58 per diluted share and annual revenue guidance to $2.42 billion to $2.45 billion. The midpoint of this 2020 guidance represents an increase of 30.3% over 2019 spin adjusted results, which was $1.95 per diluted share when adjusting for the full-year impact of the Pennant spin-off. Management’s guidance is based on diluted weighted average common shares outstanding of approximately 57.6 million and a 25% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs, normal anticipated Medicare and Medicaid reimbursement rate increases, net of provider taxes, and acquisitions closed in the first half of 2020. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, share-based compensation and start-up losses.
Conference Call
A live webcast will be held Thursday, February 6, 2020 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s fourth quarter and fiscal year 2019 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, February 28, 2020.

About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 225 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin.   Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, lab, non-emergency transportation services and other consulting services also across several states. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

The following tables have been adjusted to reflect the operations transferred to The Pennant Group, Inc. as part of the Spin-Off as discontinued operations. Accordingly, the results are displayed using continuing and discontinued operations format. Supplemental data that outlines the impact of continuing and discontinued operations has been provided.

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue from continuing operations	$560,191	$462,439	$2,036,524	$1,754,601
Expense from continuing operations
Cost of services	443,382	372,066	1,620,628	1,418,249
Return of unclaimed class action settlement	—	—	—	(1,664)
Rent—cost of services	31,511	29,898	124,789	117,676
General and administrative expense	32,251	25,013	110,873	90,563
Depreciation and amortization	13,354	11,544	51,054	44,864
Total expenses	520,498	438,521	1,907,344	1,669,688
Income from operations from continuing operations	39,693	23,918	129,180	84,913
Other income (expense):
Interest expense	(4,149)	(3,711)	(15,662)	(15,182)
Interest income	792	549	2,649	2,016
Other expense, net	(3,357)	(3,162)	(13,013)	(13,166)
Income before provision for income taxes	36,336	20,756	116,167	71,747
Provision for income taxes	9,010	2,653	23,954	12,685
Net income from continuing operations, net of tax	27,326	18,103	92,213	59,062
Net income from discontinued operations, net of tax	—	8,456	19,473	33,466
Net income	27,326	26,559	111,686	92,528
Less:
Net (loss)/income attributable to noncontrolling interests	(68)	16	523	(431)
Net income attributable to discontinued noncontrolling interests	—	183	629	595
Net (loss)/income attributable to noncontrolling interests	(68)	199	1,152	164
Net income attributable to The Ensign Group, Inc.	$27,394	$26,360	$110,534	$92,364
Amounts attributable to the The Ensign Group, Inc.
Income from continuing operations attributable to The Ensign Group, Inc.	27,394	18,087	91,690	59,493
Income from discontinued operations, net of income tax	—	8,273	18,844	32,871
Net income attributable to The Ensign Group, Inc.	$27,394	$26,360	$110,534	$92,364
Net income per share attributable to The Ensign Group, Inc.:
Basic:
Continuing operations	$0.51	$0.34	$1.72	$1.14
Discontinued operations	$—	$0.16	$0.35	$0.64
Basic income per share attributable to The Ensign Group, Inc.	$0.51	$0.50	$2.07	$1.78
Diluted:
Continuing operations	$0.49	$0.33	$1.64	$1.09
Discontinued operations	$—	$0.15	$0.33	$0.61
Diluted income per share attributable to The Ensign Group, Inc.	$0.49	$0.48	$1.97	$1.70
Weighted average common shares outstanding:
Basic	53,397	52,449	53,452	52,016
Diluted	55,760	54,967	55,981	54,397

THE ENSIGN GROUP, INC.
GAAP, NON-GAAP AND PRO FORMA INFORMATION
(In thousands, except per share data)
(Unaudited)

The following table sets forth GAAP, Non-GAAP and pro forma results for our revenue, net income, diluted EPS, EBITDA and EBITDAR for the periods indicated:

	Three Months Ended December 31, 2019
	GAAP	Non-GAAP(1)	Pro Forma Non-GAAP Adjustments(2)
Net revenue - continuing operations	$560,191	$555,979	$555,979
Net revenue - discontinued operations	—	—
Net revenue	$560,191	$555,979

Net income - continuing operations	$27,394	$33,529	$33,529
Net income - discontinued operations	—	—
Net income	$27,394	$33,529

Fully diluted EPS - continuing operations	$0.49	$0.60	$0.60
Fully diluted EPS - discontinued operations	$—	$—
Fully diluted EPS	$0.49	$0.60

EBITDA - continuing operations	$53,115	$60,430	$60,430
EBITDA - discontinued operations	—	—
EBITDA	$53,115	$60,430

EBITDAR - continuing operations		$91,498	$91,498
EBITDAR - discontinued operations		—
EBITDAR		$91,498

	Three Months Ended December 31, 2018
	GAAP	Non-GAAP(1)	Pro Forma Non-GAAP Adjustments(2)
Net revenue - continuing operations	$462,439	$445,455	$448,293
Net revenue - discontinued operations	75,336	75,291
Net revenue	$537,775	$520,746

Net income - continuing operations	$18,087	$21,254	$23,569
Net income - discontinued operations	8,273	8,156
Net income	$26,360	$29,410

Fully diluted EPS - continuing operations	$0.33	$0.39	$0.43
Fully diluted EPS - discontinued operations	$0.15	$0.15
Fully diluted EPS	$0.48	$0.54

EBITDA - continuing operations	$35,446	$42,728	$45,973
EBITDA - discontinued operations	11,001	11,543
EBITDA	$46,447	$54,271

	Three Months Ended September 30, 2019
	GAAP	Non-GAAP(1)	Pro Forma Non-GAAP Adjustments(2)
Net revenue - continuing operations	$512,109	$509,541	$512,582
Net revenue - discontinued operations	88,398	88,325
Net revenue	$600,507	$597,866

Net income - continuing operations	$22,148	$22,447	$25,487
Net income - discontinued operations	5,011	8,496
Net income	$27,159	$30,943

Fully diluted EPS - continuing operations	$0.39	$0.40	$0.45
Fully diluted EPS - discontinued operations	$0.09	$0.15
Fully diluted EPS	$0.48	$0.55

EBITDA - continuing operations	$43,814	$46,160	$50,286
EBITDA - discontinued operations	8,781	12,324
EBITDA	$52,595	$58,484

EBITDAR - continuing operations		$77,740	$81,866
EBITDAR - discontinued operations		18,173
EBITDAR		$95,913

	Year Ended December 31, 2019
	GAAP	Non-GAAP(1)	Pro Forma Non-GAAP Adjustments(2)
Net revenue - continuing operations	$2,036,524	$2,027,915	$2,037,010
Net revenue - discontinued operations	249,039	248,713
Net revenue	$2,285,563	$2,276,628

Net income - continuing operations	$91,690	$99,869	$108,990
Net income - discontinued operations	18,844	25,688
Net income	$110,534	$125,557

Fully diluted EPS - continuing operations	$1.64	$1.78	$1.95
Fully diluted EPS - discontinued operations	$0.33	$0.46
Fully diluted EPS	$1.97	$2.24

EBITDA - continuing operations	$179,711	$195,645	$207,805
EBITDA - discontinued operations	26,883	36,801
EBITDA	$206,594	$232,446

EBITDAR - continuing operations		$319,513	$331,674
EBITDAR - discontinued operations		54,084
EBITDAR		$373,597

	Year Ended December 31, 2018
	GAAP	Non-GAAP(1)	Pro Forma Non-GAAP Adjustments(2)	Pro Forma Non-GAAP Adjustments(3)
Net revenue - continuing operations	$1,754,601	$1,688,214	$1,699,568	$1,688,214
Net revenue - discontinued operations	286,058	285,838		210,546
Net revenue	$2,040,659	$1,974,052		$1,898,760

Net income - continuing operations	$59,493	$68,319	$77,584	$68,319
Net income - discontinued operations	32,871	33,812		$25,654
Net income	$92,364	$102,131		$93,973

Fully diluted EPS - continuing operations	$1.09	$1.26	$1.43	$1.26
Fully diluted EPS - discontinued operations	$0.61	$0.62		0.47
Fully diluted EPS	$1.70	$1.88		$1.73

EBITDA - continuing operations	$130,208	$147,988	$160,968	$147,988
EBITDA - discontinued operations	45,460	47,627		36,083
EBITDA	$175,668	$195,615		$184,071

(1) Refer to our reconciliation of GAAP to Non-GAAP financial information.
(2) Unaudited pro forma Non-GAAP results include adjustments of rental income, savings of general and administrative and interest expense as if the Spin-Off had occurred at the beginning of the period reported.

(3) Unaudited pro forma Non-GAAP results include results of continuing operations for four quarters and three quarters of discontinued operations to be comparable to 2019 Non-GAAP results.

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$59,175	$31,042
Accounts receivable—less allowance for doubtful accounts of $2,472 and $2,270 at December 31, 2019 and 2018, respectively	308,985	251,915
Investments—current	17,754	8,682
Prepaid income taxes	739	6,219
Prepaid expenses and other current assets	24,428	19,576
Assets held for sale - current	—	1,859
Current assets of discontinued operations	—	28,779
Total current assets	411,081	348,072
Property and equipment, net	767,565	608,416
Right-of-use assets	1,046,901	—
Insurance subsidiary deposits and investments	30,571	36,168
Escrow deposits	14,050	7,271
Deferred tax assets	4,615	11,749
Restricted and other assets	26,207	18,459
Intangible assets, net	3,382	30,922
Goodwill	54,469	49,585
Other indefinite-lived intangibles	3,068	2,466
Long-term assets of discontinued operations	$—	$68,850
Total assets	$2,361,909	$1,181,958

Liabilities and equity
Current liabilities:
Accounts payable	$44,973	$39,846
Accrued wages and related liabilities	151,009	106,870
Lease liabilities—current	44,964	—
Accrued self-insurance liabilities—current	29,252	25,446
Other accrued liabilities	70,273	56,711
Current maturities of long-term debt	2,702	10,105
Current liabilities of discontinued operations	—	30,249
Total current liabilities	343,173	269,227
Long-term debt—less current maturities	325,217	233,135
Long-term lease liabilities—less current portion	973,983	—
Accrued self-insurance liabilities—less current portion	58,114	54,605
Other long-term liabilities	5,278	7,918
Deferred gain related to sale-leaseback	—	11,417
Long-term liabilities of discontinued operations	—	3,316
Total equity	656,144	602,340
Total liabilities and equity	$2,361,909	$1,181,958

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Year Ended December 31,
	2019	2018
Net cash provided by (used in):
Continuing operating activities	$168,927	$170,152
Continuing investing activities	(224,030)	(141,340)
Continuing financing activities	83,278	(70,345)
Net (decrease) increase in cash from discontinued operations	(83)	30,279
Net increase (decrease) in cash and cash equivalents	28,092	(11,254)
Cash and cash equivalents beginning of period, including cash of discontinued operations	31,083	42,337
Cash and cash equivalents end of period, including cash of discontinued operations	$59,175	$31,083
Less cash of discontinued operations at end of period	—	41
Cash and cash equivalents at end of period	$59,175	$31,042

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income from continuing operations	$27,394	$18,087	$91,690	$59,493
Net income from discontinued operations, net of tax	—	8,273	18,844	32,871
Net income attributable to The Ensign Group, Inc.	$27,394	$26,360	$110,534	$92,364

Non-GAAP adjustments
Results related to operations in the start-up phase(a)	—	449	—	3,682
Return of unclaimed class action settlement	—	—	—	(1,664)
Share-based compensation expense(b)	3,107	2,211	11,322	8,367
Results related to closed operations and operations not at full capacity(c)	1,311	222	3,505	933
Acquisition related costs(d)	132	10	277	322
Depreciation and amortization - patient base(e)	260	79	521	154
General and administrative - Spin-Off transaction costs(f)	464	—	464	—
COS - Impairment charges to fixed assets, net of gain on sale(g)	1,732	4,632	329	4,632
COS - business interruption gains(h)	—	—	—	(675)
COS - impairment of goodwill and intangibles(i)	941	—	941	3,177
Interest expense - write off of deferred financing fees(j)	329	—	329	—
Provision for income taxes on Non-GAAP adjustments(k)	(2,141)	(4,436)	(9,509)	(10,102)
Non-GAAP income from continuing operations	$33,529	$21,254	$99,869	$68,319
Non-GAAP income from discontinued operations(l)	—	8,156	25,688	33,812
Non-GAAP net income	$33,529	$29,410	$125,557	$102,131

Average number of shares outstanding	55,760	54,967	55,981	54,397

Diluted Earnings Per Share As Reported
Continuing operations	$0.49	$0.33	$1.64	$1.09
Discontinued operations	$—	$0.15	$0.33	$0.61
Diluted income per share attributable to The Ensign Group, Inc.	$0.49	$0.48	$1.97	$1.70

Adjusted Diluted Earnings Per Share
Continuing operations	$0.60	$0.39	$1.78	$1.26
Discontinued operations	$—	$0.15	$0.46	$0.62
Diluted income per share attributable to The Ensign Group, Inc.	$0.60	$0.54	$2.24	$1.88

Footnotes:
(a) Represents operating results for start-up operations.
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$—	$(16,984)	$—	$(66,386)
Cost of services	—	13,581	—	54,758
Rent	—	3,619	—	14,347
Depreciation and amortization	—	233	—	963
Total Non-GAAP adjustment	$—	$449	$—	$3,682

(b) Represents share-based compensation expense incurred.
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of services	$2,001	$1,379	$7,036	$5,183
General and administrative	1,106	832	4,286	3,184
Total Non-GAAP adjustment	$3,107	$2,211	$11,322	$8,367

(c) Represents results at closed operations and operations not at full capacity
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$(4,212)	$—	$(8,609)	$—
Cost of services	4,708	137	10,289	601
Rent	443	76	921	301
Depreciation and amortization	372	9	904	31
Total Non-GAAP adjustment	$1,311	$222	$3,505	$933

(d) Represents costs incurred to acquire an operation which are not capitalizable.
(e) Included in depreciation and amortization are expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(f) Included in general and administrative expense are costs incurred in connection with the completed Spin-Off of our home health and hospice operations and substantially all of our senior living operations to a newly formed publicly traded company subsequent to the Spin-Off date. Expenses incurred prior to Spin-Off date are included in discontinued operations as an adjustment.

(g) Impairment charges to fixed assets includes impairment charges of $1.7 million at one of our skilled nursing operations during the three months ended December 31, 2019. Additionally, included in the year ended December 31, 2019, impairment charges of $1.5 million at two of our senior living operations and at the skilled nursing operation mentioned, offset by the gain recognized for the sale of real estate of $2.9 million.

(h) Business interruption recoveries related to insurance claims of the California fires that occurred in the fourth quarter of 2017.
(i) Impairment charges to goodwill and intangible assets at our other ancillary operations and a skilled nursing operation.
(j) Represents the write off of deferred financing fees associated with the amendment of the credit facility.
(k) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0% for the three months and years ended December 31, 2019 and 2018.
(l) Represents results of the home health, hospice and senior living operations we transferred to the Pennant Group, Inc. as a result of the Spin-Off.
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$—	$75,291	$248,713	$285,838
Cost of services	—	(55,314)	(185,963)	(208,585)
General and administrative expenses	—	(2,819)	(8,037)	(8,225)
Rent	—	(5,432)	(17,283)	(20,805)
Depreciation and amortization	—	(643)	(2,367)	(2,392)
Interest income, net	—	36	26	47
Provision for income taxes	—	(2,780)	(8,772)	(11,471)
Non-controlling interest	—	(183)	(629)	(595)
Non-GAAP net income from discontinued operations	$—	$8,156	$25,688	$33,812

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Consolidated Statements of Income Data:
Net income attributable to The Ensign Group, Inc.	$27,326	$26,559	$111,686	$92,528
Less: net (loss)/income attributable to noncontrolling interests in continuing operations	(68)	16	523	(431)
Less: net income from discontinued operations, net of tax	—	8,456	19,473	33,466
Add: Interest expense, net	3,357	3,162	13,013	13,166
Provision for income taxes	9,010	2,653	23,954	12,685
Depreciation and amortization	13,354	11,544	51,054	44,864
EBITDA from continuing operations	53,115	35,446	179,711	130,208
EBITDA from discontinued operations(g)	—	11,001	26,883	45,460
EBITDA	$53,115	$46,447	$206,594	$175,668
Adjustments to EBITDA:
Earnings related to operations in the start-up phase (a)	—	(3,403)	—	(11,628)
Return of unclaimed class action settlement	—	—	—	(1,664)
Share-based compensation expense	3,107	2,211	11,322	8,367
Results related to closed operations and operations not at full capacity(b)	496	137	1,680	601
Acquisition related costs(c)	132	10	277	322
Spin-Off transaction costs(d)	464	—	464	—
Impairment charges to fixed assets, net of gain on sale(e)	1,732	4,632	329	4,632
Business interruption recoveries related to Hurricane Harvey and California fires	—	—	—	(675)
Impairment of goodwill and intangible assets(f)	941	—	941	3,177
Rent related to items above	443	3,695	921	14,648
Adjusted EBITDA from continuing operations	60,430	42,728	195,645	147,988
Adjusted EBITDA from discontinued operations(g)	—	11,543	36,801	47,627
Adjusted EBITDA	$60,430	$54,271	$232,446	$195,615
Rent—cost of services	31,511	29,898	124,789	117,676
Less: rent related to items above	(443)	(3,695)	(921)	(14,648)
Adjusted rent - cost of services	31,068	26,203	123,868	103,028
Adjusted rent included in discontinued operations	$—	$5,432	$17,283	$20,805
Adjusted EBITDAR from continuing operations	$91,498		$356,314
Adjusted EBITDAR	$91,498		$373,597

(a)	Represents results related to facilities currently in the start-up phase after construction was completed. This amount excludes rent, depreciation and interest expense.

(b)	Results at closed operations and operations not at full capacity during the periods presented.

(c)	Costs incurred to acquire operations which are not capitalizable.

(d)
Costs incurred in connection with the completed Spin-Off transaction of our home health and hospice operations and substantially all of our senior living operations to a newly formed publicly traded company. Transaction costs incurred prior to Spin-Off date are included in discontinued operations as an adjustment.

(e)
Impairment charges to fixed assets includes impairment charges of $1.7 million at one of our skilled nursing operations during the three months ended December 31, 2019. Included in the year ended December 31, 2019, impairment charges of $1.5 million at two of our senior living operations and at the skilled nursing operation mentioned, offset by the gain recognized for the sale of real estate of $2.9 million.

(f)	Impairment charges to goodwill and intangible assets at our other ancillary operations and a skilled nursing operation.

(g)	All adjustments included in the table below are presented within net income from discontinued operations, net of tax within the consolidated statements of income for the periods presented.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Consolidated Statements of Income Data:
Net income from discontinued operations, net of tax	$—	$8,456	$19,473	$33,466
Less: net income attributable to noncontrolling interests in discontinued operations	—	183	629	595
Add: Interest income, net	—	$(37)	$(26)	$(47)
Provision for income taxes	—	2,110	5,663	10,156
Depreciation and amortization	—	655	2,402	2,480
EBITDA from discontinued operations	$—	$11,001	$26,883	$45,460

Adjustments to EBITDA from discontinued operations:
Earnings related to operations in the start-up phase	—	35	377	128
Share-based compensation expense	—	486	1,018	1,970
Spin-off transaction costs	—	13	7,909	—
Acquisition related costs	—	—	603	39
Rent related to items above	—	8	11	30
Adjusted EBITDA from discontinued operations	$—	$11,543	$36,801	$47,627

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended December 31,
	2019	2018	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue	$530,171	$441,714	$88,457	20.0%
Number of facilities at period end	190	168	22	13.1%
Number of campuses at period end*	23	19	4	21.1%
Actual patient days	1,591,163	1,393,783	197,380	14.2%
Occupancy percentage — Operational beds	79.1%	77.9%		1.2%
Skilled mix by nursing days	28.7%	28.6%		0.1%
Skilled mix by nursing revenue	49.2%	48.1%		1.1%

	Three Months Ended December 31,
	2019	2018	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue	$372,507	$339,210	$33,297	9.8%
Number of facilities at period end	131	131	—	—%
Number of campuses at period end*	9	9	—	—%
Actual patient days	1,065,825	1,032,926	32,899	3.2%
Occupancy percentage — Operational beds	80.6%	78.7%		1.9%
Skilled mix by nursing days	31.2%	30.4%		0.8%
Skilled mix by nursing revenue	52.0%	49.9%		2.1%

	Three Months Ended December 31,
	2019	2018	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue	$94,778	$86,516	$8,262	9.5%
Number of facilities at period end	33	33	—	—
Number of campuses at period end*	7	7	—	—
Actual patient days	313,281	307,367	5,914	1.9%
Occupancy percentage — Operational beds	77.7%	76.2%		1.5%
Skilled mix by nursing days	25.4%	24.4%		1.0%
Skilled mix by nursing revenue	45.5%	43.8%		1.7%

	Three Months Ended December 31,
	2019	2018	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$62,010	$13,017	$48,993	NM
Number of facilities at period end	26	4	22	NM
Number of campuses at period end*	7	3	4	NM
Actual patient days	209,255	43,387	165,868	NM
Occupancy percentage — Operational beds	74.2%	72.4%		NM
Skilled mix by nursing days	20.9%	19.8%		NM
Skilled mix by nursing revenue	38.1%	32.2%		NM

	Three Months Ended December 31,
	2019	2018	Change	% Change

	(Dollars in thousands)
Facility Closed Results(4):
Transitional and skilled revenue	$876	$2,971	$(2,095)	NM
Actual patient days	2,802	10,103	(7,301)	NM
Occupancy percentage — Operational beds	60.7%	73.7%		NM
Skilled mix by nursing days	13.7%	15.1%		NM
Skilled mix by nursing revenue	27.8%	29.9%		NM

*
Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2016.

(2)	Transitioning Facility results represent all facilities purchased from January 1, 2016 to December 31, 2017.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2018.

(4)
Facility Closed results represents closed operations during the three months ended December 31, 2019, which were excluded from Same Facilities results for the three months ended December 31, 2019 and 2018 for comparison purposes.

	Year Ended December 31,
	2019	2018	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue	$1,934,640	$1,679,012	$255,628	15.2%
Number of facilities at period end	190	168	22	13.1%
Number of campuses at period end*	23	19	4	21.1%
Actual patient days	5,987,027	5,405,952	581,075	10.7%
Occupancy percentage — Operational beds	79.2%	77.4%		1.8%
Skilled mix by nursing days	29.0%	29.5%		(0.5)%
Skilled mix by nursing revenue	48.8%	49.6%		(0.8)%

	Year Ended December 31,
	2019	2018	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue	$1,410,718	$1,307,882	$102,836	7.9%
Number of facilities at period end	131	131	—	—%
Number of campuses at period end*	9	9	—	—%
Actual patient days	4,199,374	4,070,122	129,252	3.2%
Occupancy percentage — Operational beds	80.3%	78.2%		2.1%
Skilled mix by nursing days	31.1%	31.2%		(0.1)%
Skilled mix by nursing revenue	51.2%	51.1%		0.1%

	Year Ended December 31,
	2019	2018	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue	$364,337	$330,795	$33,542	10.1%
Number of facilities at period end	33	33	—	—
Number of campuses at period end*	7	7	—	—
Actual patient days	1,247,573	1,201,138	46,435	3.9%
Occupancy percentage — Operational beds	78.1%	75.3%		2.8%
Skilled mix by nursing days	25.5%	25.2%		0.3%
Skilled mix by nursing revenue	44.9%	45.2%		(0.3)%

	Year Ended December 31,
	2019	2018	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$149,995	$28,580	$121,415	NM
Number of facilities at period end	26	4	22	NM
Number of campuses at period end*	7	3	4	NM
Actual patient days	510,541	95,034	415,507	NM
Occupancy percentage — Operational beds	74.0%	73.9%		NM
Skilled mix by nursing days	20.9%	20.5%		NM
Skilled mix by nursing revenue	36.4%	33.4%		NM

	Year Ended December 31,
	2019	2018	Change	% Change

	(Dollars in thousands)
Facility Closed Results(4):
Transitional and skilled revenue	$9,590	$11,755	$(2,165)	NM
Actual patient days	29,539	39,658	(10,119)	NM
Occupancy percentage — Operational beds	65.2%	72.9%		NM
Skilled mix by nursing days	17.0%	16.1%		NM
Skilled mix by nursing revenue	34.4%	33.4%		NM

*
Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2016.

(2)	Transitioning Facility results represent all facilities purchased from January 1, 2016 to December 31, 2017.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2018.

(4)
Facility Closed results represents closed operations during the year ended December 31, 2019, which were excluded from Same Facilities results for the year ended December 31, 2019 and 2018 for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Skilled Nursing Average Daily Revenue Rates:
Medicare	$669.99	$611.29	$566.96	$529.04	$615.07	$520.12	$642.11	$590.27
Managed care	486.07	461.46	429.96	415.66	439.18	424.28	470.83	450.91
Other skilled	511.16	485.01	495.11	581.69	323.27	249.05	501.46	486.26
Total skilled revenue	563.23	526.39	502.37	480.00	518.43	458.20	548.33	516.35
Medicaid	237.78	232.72	208.42	200.45	224.69	240.55	230.12	225.68
Private and other payors	226.89	228.35	195.88	194.95	211.72	237.21	216.97	219.89
Total skilled nursing revenue	$338.08	$321.86	$281.18	$268.05	$284.27	$283.32	$319.72	$308.52

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Skilled Nursing Average Daily Revenue Rates:
Medicare	$628.20	$600.65	$542.67	$520.85	$594.74	$528.11	$607.24	$580.96
Managed care	470.85	457.09	420.48	410.87	432.41	423.94	458.26	447.34
Other skilled	496.37	475.12	491.15	522.24	327.22	246.85	490.93	475.59
Total skilled revenue	537.00	517.86	484.13	473.60	501.13	460.52	525.41	509.10
Medicaid	232.41	225.48	203.99	193.18	231.46	235.70	226.43	218.30
Private and other payors	231.87	225.31	202.19	198.33	229.17	237.61	223.97	218.42
Total skilled nursing revenue	$327.48	$317.01	$275.25	$264.81	$287.52	$282.07	$313.11	$304.57

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months and years ended December 31, 2019 and 2018:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Revenue:
Medicare	24.2%	23.2%	26.0%	25.2%	22.8%	17.4%	24.3%	23.4%
Managed care	17.9	17.0	17.4	17.0	13.2	13.6	17.3	16.9
Other skilled	9.9	9.7	2.1	1.6	2.1	1.2	7.6	7.8
Skilled mix	52.0	49.9	45.5	43.8	38.1	32.2	49.2	48.1
Private and other payors	7.4	7.5	11.1	11.0	9.8	13.1	8.4	8.4
Medicaid	40.6	42.6	43.4	45.2	52.1	54.7	42.4	43.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Days:
Medicare	12.2%	12.2%	12.9%	12.8%	10.6%	9.5%	12.1%	12.2%
Managed care	12.5	11.8	11.4	10.9	8.6	9.0	11.7	11.5
Other skilled	6.5	6.4	1.1	0.7	1.7	1.3	4.9	4.9
Skilled mix	31.2	30.4	25.4	24.4	20.9	19.8	28.7	28.6
Private and other payors	11.1	11.0	16.1	15.2	13.2	16.0	12.3	12.2
Medicaid	57.7	58.6	58.5	60.4	65.9	64.2	59.0	59.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Revenue:
Medicare	23.2%	23.6%	25.1%	26.8%	20.6%	17.9%	23.4%	24.2%
Managed care	18.4	18.1	18.1	16.9	13.8	14.4	17.9	17.7
Other skilled	9.6	9.4	1.7	1.5	2.0	1.1	7.5	7.7
Skilled mix	51.2	51.1	44.9	45.2	36.4	33.4	48.8	49.6
Private and other payors	7.5	7.6	11.3	11.5	11.0	14.1	8.5	8.5
Medicaid	41.3	41.3	43.8	43.3	52.6	52.5	42.7	41.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Days:
Medicare	12.1%	12.4%	12.7%	13.6%	10.0%	9.5%	12.0%	12.6%
Managed care	12.7	12.5	11.8	10.8	9.2	9.6	12.2	12.0
Other skilled	6.3	6.3	1.0	0.8	1.7	1.4	4.8	4.9
Skilled mix	31.1	31.2	25.5	25.2	20.9	20.5	29.0	29.5
Private and other payors	10.8	11.0	15.6	15.6	13.9	16.8	12.1	12.2
Medicaid	58.1	57.8	58.9	59.2	65.2	62.7	58.9	58.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,				Year Ended December 31,
	2019		2018		2019		2018
	$	%	$	%	$	%	$	%

	(Dollars in thousands)				(Dollars in thousands)
Revenue:
Medicaid	$216,729	38.7%	$188,058	40.7%	$802,952	39.4%	$691,276	39.4%
Medicare	144,213	25.7	112,884	24.4	499,353	24.5	436,580	24.9
Medicaid-skilled	36,567	6.5	31,662	6.9	132,889	6.5	117,686	6.7
Total Medicaid and Medicare	397,509	70.9	332,604	72.0	1,435,194	70.4	1,245,542	71.0
Managed Care	92,849	16.6	76,002	16.4	351,054	17.2	301,866	17.2
Private and Other(1)	69,833	12.5	53,833	11.6	250,276	12.4	207,193	11.8
Revenue	$560,191	100.0%	$462,439	100.0%	$2,036,524	100.0%	$1,754,601	100.0%
(1) Private and other payors also includes revenue from all payors generated in our other ancillary services for the three months and years ended December 31, 2019 and 2018. During the fiscal year 2019, private and other payors includes $5,812 of rental income.

THE ENSIGN GROUP, INC.
SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY QUARTER
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Net income from continuing operations	$21,480	$20,668	$22,148	$27,394
Net income from discontinued operations, net of tax	5,892	7,941	5,011	—
Net income attributable to The Ensign Group, Inc.	$27,372	$28,609	$27,159	$27,394

Non-GAAP adjustments
Share-based compensation expense(a)	2,456	2,930	2,829	3,107
Results related to closed operations and operations not at full capacity(b)	349	626	1,219	1,311
Acquisition related costs(c)	26	49	69	132
Depreciation and amortization - patient base(d)	70	87	104	260
General and administrative - Spin-Off transaction costs(e)	—	—	—	464
COS - (gain on sale)/impairment charges to fixed assets(f)	—	—	(1,402)	1,732
COS - impairment of goodwill and intangibles(g)	—	—	—	941
Interest expense - write off of deferred financing fee(h)	—	—	—	329
Provision for income taxes on Non-GAAP adjustments(i)	(2,161)	(2,687)	(2,520)	(2,141)
Non-GAAP income from continuing operations	$22,220	$21,673	$22,447	$33,529
Non-GAAP income from discontinued operations	8,583	8,609	8,496	—
Non-GAAP net income	$30,803	$30,282	$30,943	$33,529

Average number of shares outstanding	55,698	56,078	56,364	55,760

Diluted Earnings Per Share As Reported
Continuing operations	$0.39	$0.37	$0.39	$0.49
Discontinued operations	$0.10	$0.14	$0.09	$—
Diluted income per share attributable to The Ensign Group, Inc.	$0.49	$0.51	$0.48	$0.49

Adjusted Diluted Earnings Per Share
Continuing operations	$0.40	$0.39	$0.40	$0.60
Discontinued operations	$0.15	$0.15	$0.15	$—
Diluted income per share attributable to The Ensign Group, Inc.	$0.55	$0.54	$0.55	$0.60

Footnotes:
(a) Represents share-based compensation expense incurred.
	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Cost of services	$1,516	$1,779	$1,740	$2,001
General and administrative	940	1,151	1,089	1,106
Total Non-GAAP adjustment	$2,456	$2,930	$2,829	$3,107

(b) Represents results at closed operations and operations not at full capacity
	Three Months Ended

	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Revenue	$—	$(1,830)	$(2,567)	$(4,212)
Cost of services	264	2,195	3,122	4,708
Rent	76	107	295	443
Depreciation and amortization	9	154	369	372
Total Non-GAAP adjustment	$349	$626	$1,219	$1,311

(c) Represents costs incurred to acquire an operation which are not capitalizable.
(d) Included in depreciation and amortization are expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(e) Included in general and administrative expense are costs incurred in connection with the completed Spin-Off of our home health and hospice operations and substantially all of our senior living operations to a newly formed publicly traded company subsequent to the Spin-Off date.

(f) Impairment charges to fixed assets includes impairment charges of $1.7 million at a leased skilled nursing operations during the three months ended December 31, 2019. Included in the three months ended September 30, 2019, impairment charges of $1.5 million at two of our senior living operations, offset by the gain recognized for the sale of real estate of $2.9 million.

(g) Impairment charges to goodwill and intangible assets at our other ancillary operations and a skilled nursing operation.
(h) Represents the write off of deferred financing fees associated with the amendment of the credit facility.
(i) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0% for the periods presented.
(j) Represents results of the home health, hospice and senior living operations we transferred to the Pennant Group, Inc. as a result of the Spin-Off.
	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Revenue	$77,730	$82,658	$88,325	$—
Cost of services	(57,448)	(61,534)	(66,981)	—
General and administrative expenses	(2,393)	(2,752)	(2,892)	—
Rent	(5,598)	(5,836)	(5,849)	—
Depreciation and amortization	(658)	(800)	(909)	—
Interest income, net	11	9	6	—
Provision for income taxes	(2,911)	(2,936)	(2,925)	—
Non-controlling interest	(150)	(200)	(279)	—
Non-GAAP net income from discontinued operations	$8,583	$8,609	$8,496	$—

THE ENSIGN GROUP, INC.
SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY QUARTER
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Consolidated Statements of Income Data:
Net income attributable to The Ensign Group, Inc.	$27,607	$28,925	$27,828	$27,326
Less: net income/(loss) attributable to noncontrolling interests in continuing operations	85	116	390	(68)
Less: net income from discontinued operations, net of tax	6,042	8,141	5,290	—
Add: Interest expense, net	3,109	3,379	3,168	3,357
Provision for income taxes	5,275	4,576	5,093	9,010
Depreciation and amortization	11,929	12,366	13,405	13,354
EBITDA from continuing operations	41,793	40,989	43,814	53,115
EBITDA from discontinued operations	8,374	9,725	8,781	—
EBITDA	$50,167	$50,714	$52,595	$53,115
Adjustments to EBITDA:
Share-based compensation expense	2,456	2,930	2,829	3,107
Results related to closed operations and operations not at full capacity(a)	264	365	555	496
Acquisition related costs(b)	26	49	69	132
Spin-Off transaction costs(c)	—	—	—	464
(Gain on sale)/impairment charges to fixed assets(d)	—	—	(1,402)	1,732
Impairment of goodwill and intangible assets(e)	—	—	—	941
Rent related to items above	76	107	295	443
Adjusted EBITDA from continuing operations	44,615	44,440	46,160	60,430
Adjusted EBITDA from discontinued operations(f)	12,141	12,336	12,324	—
Adjusted EBITDA	$56,756	$56,776	$58,484	$60,430
Rent—cost of services	30,181	31,222	31,875	31,511
Less: rent related to items above	(76)	(107)	(295)	(443)
Adjusted rent - cost of services	$30,105	$31,115	31,580	31,068
Adjusted rent included in discontinued operations	$5,598	$5,836	$5,849	$—
Adjusted EBITDAR from continuing operations	74,720	75,555	77,740	91,498
Adjusted EBITDAR	$92,459	$93,727	$95,913	$91,498

(a)	Results at closed operations and operations not at full capacity during the periods presented.

(b)	Costs incurred to acquire operations which are not capitalizable.
(c) Costs incurred in connection with the completed Spin-Off transaction of our home health and hospice operations and substantially all of our senior living operations to a newly formed publicly traded company.

(d)
Impairment charges to fixed assets includes impairment charges of $1.7 million at one of our skilled nursing operations during the three months ended December 31, 2019. Included in the three months ended September 30, 2019, impairment charges of $1.5 million at two of our senior living operations, offset by the gain recognized for the sale of real estate of $2.9 million.

(e) Impairment charges to goodwill and intangible assets at our other ancillary operations and a skilled nursing operation.
(f) All adjustments included in the table below are presented within net income from discontinued operations, net of tax within the consolidated statements of income for the periods presented.

	Three Months Ended December 31,
	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Consolidated Statements of Income Data:
Net income from discontinued operations, net of tax	$6,042	$8,141	$5,290	$—
Less: net income attributable to noncontrolling interests in discontinued operations	150	200	279	—
Add: Interest income, net	(12)	(10)	(4)	—
Provision for income taxes	1,825	976	2,860	—
Depreciation and amortization	669	818	914	—
EBITDA from discontinued operations	$8,374	$9,725	$8,781	$—

Adjustments to EBITDA from discontinued operations:
Earnings related to operations in the start-up phase	236	82	59	—
Share-based compensation expense	497	372	149	—
Spin-Off transaction costs	2,990	1,658	3,261	—
Acquisition related costs	36	497	70	—
Rent related to items above	8	2	4	—
Adjusted EBITDA from discontinued operations	$12,141	$12,336	$12,324	$—

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently in start-up phase, excluding depreciation, interest and income taxes, (e) return of unclaimed class action settlement; (f) share-based compensation expense; (g) results of operations not at full capacity, excluding depreciation, interest and income taxes, (h) acquisition related costs; (i) spin-off transaction costs, (j) impairment charges to fixed assets, net of gain on sale of assets; (k) business interruption recoveries; and (l) impairment of intangible assets and goodwill. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently in start-up phase, excluding rent, depreciation, interest and income taxes, (f) return of unclaimed class action settlement; (g) share-based compensation expense; (h) results of operations not at full capacity, excluding rent, depreciation, interest and income taxes, (i) return of unclaimed class action settlement; (j) spin-off transaction costs, (k) impairment charges to fixed assets, net of gain on sale of assets; (l) business interruption recoveries; and (m) impairment of intangible assets and goodwill. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and adjusted EBITDAR has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures.
We have included unaudited pro forma financials. The unaudited pro forma consolidated financial information were not prepared in accordance with Article 11 of Regulation S-X. The historical financial data has also been adjusted to give pro forma effect to events that are directly attributable to the Spin-Off transaction and have an ongoing effect on Ensign’s statement of operations. The unaudited pro forma consolidated financial statements include: (1) rental income generated from a master lease with Pennant; (2) reduction in estimated historical general and administrative expenses related to Pennant; (3) amendment of the credit facility in connection with the spin-off; and (4) the discontinued operation effect of the spin-off. For further information regarding why the company believes that this non-GAAP and pro forma measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.